UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ]   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ ]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[x]   Soliciting Material Pursuant to Section 240.14a-12

                           SENTINEL GROUP FUNDS, INC.

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.)   Title of each class of securities to which transaction applies:
      2.)   Aggregate number of securities to which transaction applies:
      3.)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount which the filing fee is calculated and state how it was determined):
      4.)   Proposed maximum aggregate value of transaction:
      5.)   Total fee paid:
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                          ATTENTION FINANCIAL ADVISORS:

                           SENTINEL FUNDS PROXY ALERT!

On Tuesday, July 26, 2005, Proxy Statements and Proxy Cards began mailing to your Sentinel Funds clients who were shareholders of record as of the close of business on June 18, 2005 in the following Sentinel Funds:

    Sentinel Bond Fund
    Sentinel Core Mid Cap Fund
    Sentinel Growth Index Fund

The Proxy Statement details the proposed reorganization of the above Funds as follows:

1. SENTINEL BOND FUND will be reorganized into SENTINEL GOVERNMENT SECURITIES FUND;
2. SENTINEL CORE MID CAP FUND will be reorganized into SENTINEL MID CAP GROWTH FUND; and
3. SENTINEL GROWTH INDEX FUND will be reorganized into SENTINEL FLEX CAP OPPORTUNITY FUND.

Note that should the Sentinel Growth Index/Flex Cap Opportunity Fund reorganization be approved by shareholders, the Flex Cap Opportunity Fund's name will be changed to SENTINEL CAPITAL OPPORTUNITY FUND, and its investment strategy modified to reflect that the Fund:

"...SEEKS LONG-TERM CAPITAL APPRECIATION BY INVESTING AT LEAST 65% OF ITS NET ASSETS IN 'GROWTH' STOCKS OF LARGE-CAPITALIZATION COMPANIES, WHICH ARE STOCKS OF COMPANIES WITH A MARKET CAPITALIZATION OF $5 BILLION OR MORE. THE FUND INVESTS PRIMARILY IN EQUITY SECURITIES, SUCH AS COMMON OR PREFERRED STOCKS, WHICH ARE LISTED ON U.S. EXCHANGES OR IN THE OVER-THE-COUNTER MARKET. INCOME IS NOT AN IMPORTANT FACTOR IN SELECTING INVESTMENTS."

THREE WAYS FOR YOUR CLIENTS TO VOTE!

It is important that Sentinel shareholders vote their shares with respect to the reorganization - and we ask that you encourage them to do so whenever the opportunity presents itself. Shareholders can vote in the following ways:

1.    By returning their Proxy Cards in the mail in the envelope provided.
2. Over the internet by logging onto WWW.SENTINELFUNDS.COM and following the "CLICK HERE FOR INFORMATION ON THE CURRENT PROXY" prompts on the Home Page.
3.    By touchtone phone by calling the number listed on their Proxy Card.
4. In person, by submitting a ballot at the Special Meeting of Shareholders on September 6, 2005.

PLEASE HELP US "GET OUT THE VOTE!"

And of course, please feel free to call with any questions - or for immediate, effective sales and marketing assistance.

                       CALL SENTINEL SALES, 1-800-233-4332

                           FOR BROKER-DEALER USE ONLY